Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2006, relating to the financial statements of Vimicro International Corporation, which appears in Vimicro International Corporation’s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ PriceWaterhouseCoopers Zhong Tian CPAs Limited Company

July 21, 2006

Beijing, People’s Republic of China